BONUS AGREEMENT

THIS AGREEMENT (this “Agreement”) is entered into as of July 13, 2009 by and between QUEST MINERALS & MINING CORP., a Utah corporation (the “Company”) and CLEAR MOUNTAIN ASSOCIATES, LLC (the “Consultant”).

RECITALS

A.           The Consultant and the Company are parties to the certain Consulting Agreement dated as of June 6, 2006 (the “Consulting Agreement”), pursuant to which the Consultant provides bookkeeping, accounting, and records maintenance services.

B.           Whereas, the Company has determined to grant to Consultant a bonus in the form of a convertible promissory note for its services in connection with the preparation and restatement of the Company’s financial statements for the fiscal years ended December 31, 2008 and 2007.

AGREEMENT

NOW, THEREFORE, the parties hereto, for good and sufficient consideration the receipt of which is hereby acknowledged, and intending to be legally bound, do hereby agree as follows:

Section 1.           Bonus Note.           Concurrently with the execution of this Agreement, the Company will issue and deliver to the Consultant a new convertible promissory note (the “Note”) in the aggregate principal amount of $200,000, the form of which is attached hereto as Exhibit A.

Section 2.           Consultant’s Representations and Warranties. To induce the Company to enter into this Agreement, Consultant represents and warrants the following to the Company:

2.1           Existence and Power. Consultant has adequate authority, power, and legal right to enter into, execute, deliver, and perform the terms of this Agreement and to consummate the transactions contemplated thereby.  The Agreement, upon its execution and delivery, will constitute a valid, legal, and binding obligation of Consultant, enforceable in accordance with its terms, subject only to applicable bankruptcy, insolvency or similar laws generally affecting the enforcement of creditor’s rights.

2.2           Information on Consultant.  Consultant is, and will be at the time of any conversion of the Note, an accredited investor (as such term is defined under the Securities Act of 1933, as amended), experienced in investments and business matters, has made investments of a speculative nature and has purchased securities of United States publicly-owned companies in the past and, with its representatives, has such knowledge and experience in financial, tax, and other business matters as to enable Consultant to utilize the information made available by the Company to evaluate the merits and risks of and to make an informed investment decision with respect to the proposed acceptance of the Company’s Note, which represents a speculative investment.  Consultant has the authority and is duly and legally qualified to receive and own the Note and the Conversion Shares (collectively, the “Securities”).  Consultant is able to bear the risk of such investment for an indefinite period and to afford a complete loss thereof.

2.3           Receipt of Note.  Consultant has acquired the Securities as principal for its own account for investment only and not with a view toward, or for resale in connection with, the public sale or any distribution thereof.

2.4           Compliance with Securities Act.  Consultant understands and agrees that the Securities have not been registered under the Securities Act of 1933, as amended or any applicable state securities laws, by reason of their issuance in a transaction that does not require registration under the Securities Act of 1933, as amended (based in part on the accuracy of the representations and warranties of Consultant contained herein), and that such Securities must be held indefinitely unless a subsequent disposition is registered under the Securities Act of 1933, as amended or any applicable state securities laws or is exempt from such registration.

2.5           Legend.  The Note and the Conversion Shares shall bear the following or similar legend:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.  THESE SECURITEIS MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH SECURITIES ACT OR ANY APPLICABLE STATE SECURITIES LAW OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.”

2.6           Communication of Offer.  The offer to issue the Securities was directly communicated to Consultant by the Company.  At no time was Consultant presented with or solicited by any leaflet, newspaper or magazine article, radio or television advertisement, or any other form of general advertising or solicited or invited to attend a promotional meeting otherwise than in connection and concurrently with such communicated offer.

2.7           Restricted Securities.   Consultant understands that the Securities have not been registered under the Securities Act of 1933, as amended, and Consultant will not sell, offer to sell, assign, pledge, hypothecate or otherwise transfer any of the Securities unless pursuant to an effective registration statement under the Securities Act of 1933, as amended, or pursuant to a valid exemption from registration.

2.8           No Governmental Review.  Consultant understands that no United States federal or state agency or any other governmental or state agency has passed on or made recommendations or endorsement of the Securities or the suitability of the investment in the Securities, nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

Section 3.           General Provisions.

3.1           Amendments; Waivers.  This Agreement may be amended only by agreement in writing of all parties.  No waiver of any provision nor consent to any exception to the terms of this Agreement shall be effective unless in writing and signed by the party to be bound and then only to the specific purpose, extent and instance so provided.

3.2           Entire Agreement.  This Agreement, together with its exhibit, constitutes the entire agreement among the parties pertaining to the subject matter hereof and supersedes all prior agreements and understandings of the parties in connection therewith.

3.3           Governing Law.  This Agreement and the legal relations between the parties shall be governed by and construed in accordance with the laws of the State of New Jersey applicable to contracts made and performed in such State.

3.4           Attorneys’ Fees.  Should any action or proceeding be brought to construe or enforce the terms and conditions of this Agreement or the rights of the parties hereunder, the losing party shall pay to the prevailing party all court costs and reasonable attorneys’ fees and costs (at the prevailing party’s attorneys then current rates) incurred in such action or proceeding.  A party that voluntarily dismisses an action or proceeding shall be considered a losing party for purposes of this provision.  Attorneys’ fees incurred in enforcing any judgment in respect of this Agreement are recoverable as a separate item.  The preceding sentence is intended to be severable from the other provisions of this Agreement and to survive any judgment and, to the maximum extent permitted by law, shall not be deemed merged into any such judgment.

3.5           Receipt of Agreement.  Each of the parties hereto acknowledges that he has read this Agreement in its entirety and does hereby acknowledge receipt of a fully executed copy thereof.  A fully executed copy shall be an original for all purposes, and is a duplicate original.

3.6          Notices.  Any written notice required or permitted to be given shall be deemed delivered either when personally delivered or when mailed, registered or certified, postage prepaid with return receipt requested, if to Consultant, addressed to Consultant at the last residence address of Consultant as provided by it to the Company from time to time, and if to the Company, addressed to Company at the last residence address of Company as provided by it to the Consultant from time to time.

3.7          Severability.  If any provision of this Agreement is determined to be invalid, illegal or unenforceable by any governmental entity, the remaining provisions of this Agreement to the extent permitted by law shall remain in full force and effect

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above written.

COMPANY

QUEST MINERALS & MINING CORP.

By:
Eugene Chiaramonte, Jr.
President

CONSULTANT

CLEAR MOUNTAIN ASSOCIATES, LLC

By:
Eugene Chiaramonte III,
Managing Director